UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 29, 2013

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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2013, the Board of Directors (“Board”) of the Federal Home Loan Bank of Indianapolis (“Bank”) amended the Bank's 2013 Incentive Plan (“Plan”), which provides compensation arrangements for certain Bank employees, including the Bank's principal executive officer, principal financial officer and other named executive officers. The amendments to the Plan clarify, among other things, that substantive amendments or supplements to the Plan or adjustments to performance goals set forth in the Plan will be submitted to the Federal Housing Finance Agency for non-objection after full review in advance of their implementation. A copy of the Plan, marked to show the amendments, is included herein as Exhibit 99.1 and incorporated by reference. The foregoing description of the Plan is qualified in its entirety by reference to the Plan.

Item 9.01.	Financial Statements and Exhibits
A redlined copy of the amended Federal Home Loan Bank of Indianapolis 2013 Incentive Plan is attached as Exhibit 99.1 and incorporated by reference in this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2013

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/CINDY L. KONICH
Cindy L. Konich
Acting Co-President - Chief Executive Officer
Executive Vice President - Chief Operating Officer, Chief Financial Officer

By:	/s/DANIEL A. LANE
Daniel A. Lane
First Vice President - General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	2013 Federal Home Loan Bank of Indianapolis Incentive Plan, as amended May 29, 2013